Exhibit 99.1 Press Contact: Will Thoretz +1 203 517 3119 will.thoretz@isg-one.com Investor Contact: Bert Alfonso +1 203 517 3104 bert.alfonso@isg-one.com

Information Services Group Announces

Second-Quarter 2023 Results

●	Reports GAAP revenues of $75 million, a second-quarter record
●	Reports net income of $2.3 million, GAAP EPS of $0.05 and adjusted EPS of $0.11
●	Reports second-quarter adjusted EBITDA of $10 million
●	Declares third-quarter dividend of $0.045 per share, payable September 28 to record holders as of September 6
●	Announces $25 million expansion of share repurchase program
●	Sets third-quarter guidance: revenues between $73 million and $75 million and adjusted EBITDA between $10.5 million and $11.5 million

STAMFORD, Conn., August 3, 2023 ― Information Services Group (ISG) (Nasdaq: III), a leading global technology research and advisory firm, today announced financial results, including record second-quarter revenues, for the quarter ended June 30, 2023.

“ISG continued its strong start to the year, with record second-quarter revenues of $75 million completing a first half with topline growth of 9 percent on an operating basis,” said Michael P. Connors, chairman and CEO. “Strong demand for our research and platform services in the second quarter led to 21 percent growth in our recurring revenues, which now represent more than 40 percent of our firmwide total. Our mix of portfolio solutions and services around cost optimization and digital transformation continue to resonate with clients.”

Connors noted margins in the second quarter were impacted by an unplanned healthcare expense related to the firm’s self-insurance program, along with a reset of the firm’s resource levels. “During the second quarter, ISG optimized its total resource levels slightly downward, resulting in approximately $1 million of severance expense, primarily in Europe, which lowered our operating income for the quarter,” he said.

Connors said the firm remains committed to delivering superior returns to investors. “In addition to returning cash to shareholders through quarterly dividends, our Board of Directors authorized a $25 million expansion of our share repurchase program. Both our ongoing dividend payments and share buybacks underscore our steadfast commitment to shareholders and our confidence in the long-term future of ISG.”

Second-Quarter 2023 Results

Reported revenues for the second quarter were a record $74.6 million, up 6 percent from $70.7 million in the prior year. Currency translation negatively impacted reported revenues by $0.1 million versus the prior year. Reported revenues were $42.3 million in the Americas, up 7 percent; $24.4 million in Europe, up 5 percent; and $8.0 million in Asia Pacific, flat versus the prior year.

ISG reported second-quarter operating income of $4.9 million, down 32 percent from $7.1 million in the second quarter of 2022. Reported second-quarter net income was $2.3 million, down 53 percent from net income of $5.0 million in the prior year. Fully diluted earnings per share was $0.05, compared with $0.10 per fully diluted share in the prior year. Net income margin (calculated by dividing net income by reported revenues) was 3.1 percent, compared with 7.0 percent in the second quarter of 2022.

Adjusted net income (a non-GAAP measure defined below under “Non-GAAP Financial Measures”) for the second quarter was $5.3 million, or $0.11 per share on a fully diluted basis, compared with adjusted net income of $6.8 million, or $0.13 per share on a fully diluted basis, in the prior year’s second quarter.

Second-quarter adjusted EBITDA (a non-GAAP measure defined below under “Non-GAAP Financial Measures”) was $10.1 million, down 6 percent from the prior-year second quarter. Adjusted EBITDA margin (a non-GAAP measure calculated by dividing adjusted EBITDA by reported revenues) was 14 percent, down 159 basis points from the prior year.

Other Financial and Operating Highlights

ISG generated $2.8 million of cash from operations in the second quarter, compared with $0.8 million in the second quarter last year. The firm’s cash balance totaled $19.6 million at June 30, 2023, down from $23.7 million at March 31, 2023.

During the second quarter, ISG paid dividends of $2.2 million, repurchased $2.9 million of shares and made $1.5 million of earnout payments related to the 2022 acquisition of Change4Growth. As of June 30, 2023, ISG had $79.2 million in debt outstanding, unchanged from December 31, 2022. The firm’s gross-debt-to-adjusted-EBITDA ratio (a non-GAAP measure calculated by dividing outstanding debt by adjusted EBITDA) was 1.81 times.

2023 Third-Quarter Revenue and Adjusted EBITDA Guidance

“For the third quarter, ISG is targeting revenues of between $73 million and $75 million and adjusted EBITDA of between $10.5 million and $11.5 million. We will continue to monitor the macroeconomic environment, including the impact of FX, inflation and other factors, and adjust our business plans accordingly.”

Quarterly Dividend

The ISG Board of Directors declared a third-quarter dividend of $0.045 per share payable on September 28, 2023, to shareholders of record on September 6, 2023.

Share Repurchase Authorization

The Board of Directors approved a new share repurchase authorization of $25.0 million, increasing to $28.6 million the aggregate available under the firm’s share repurchase program. The new share repurchase program will take effect upon completion of the current program, which had approximately $3.6 million remaining as of June 30, 2023.

Conference Call

ISG has scheduled a call for 9 a.m., U.S. Eastern Time, Friday, August 4, 2023, to discuss the company’s second-quarter results. The call can be accessed by dialing +1 (888) 330-2057; or, for international callers, by dialing +1 (646) 960-0203. The access code is 1482106. A recording of the conference call will be accessible on ISG’s website (www.isg-one.com) for approximately four weeks following the call.

Forward-Looking Statements

This communication contains “forward-looking statements” which represent the current expectations and beliefs of management of ISG concerning future events and their potential effects. Statements contained herein including words such as “anticipate,” “believe,” “contemplate,” “plan,” “estimate,” “target,” “expect,” “intend,” “will,” “continue,” “should,” “may,” and other similar expressions, are “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future results and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. Those risks relate to inherent business, economic and competitive uncertainties and contingencies relating to the businesses of ISG and its subsidiaries including without limitation: (1) failure to secure new engagements or loss of important clients; (2) ability to hire and retain enough qualified employees to support operations; (3) ability to maintain or increase billing and utilization rates; (4) management of growth; (5) success of expansion internationally; (6) competition; (7) ability to move the product mix into higher margin businesses; (8) general political and social conditions such as war, political unrest and terrorism; (9) healthcare and benefit cost management; (10) ability to protect ISG and its subsidiaries’ intellectual property or data and the intellectual property or data of others; (11) currency fluctuations and exchange rate adjustments; (12) ability to successfully consummate or integrate strategic acquisitions; (13) outbreaks of diseases, including coronavirus, or similar public health threats or fear of such an event; and (14) engagements may be terminated, delayed or reduced in scope by clients. Certain of these and other applicable risks, cautionary statements and factors that could cause actual results to differ from ISG’s forward-looking statements are included in ISG’s filings with the U.S. Securities and Exchange Commission. ISG undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances.

Non-GAAP Financial Measures

ISG reports all financial information required in accordance with U.S. generally accepted accounting principles (GAAP). In this release, ISG has presented both GAAP financial results as well as non-GAAP information for the three and six months ended June 30, 2023, and June 30, 2022. ISG believes that evaluating its ongoing operating results will be enhanced if it discloses certain non-GAAP information. These non-GAAP financial measures exclude non-cash and certain other special charges that many investors believe may obscure the user’s overall understanding of ISG’s current financial performance and the Company’s prospects for the future. ISG believes that these non-GAAP measures provide useful information to investors because they improve the comparability of the financial results between periods and provide for greater transparency of key measures used to evaluate the Company’s performance.

ISG provides adjusted EBITDA (defined as net income plus interest, taxes, depreciation and amortization, foreign currency transaction gains/losses, non-cash stock compensation, interest accretion associated with contingent consideration, acquisition-related costs, and severance, integration and other expense), adjusted net income (defined as net income plus amortization of intangible assets, non-cash stock compensation, foreign currency transaction gains/losses, interest accretion associated with contingent consideration, acquisition-related costs, write-off of deferred financing costs, and severance, integration and other expense, on a tax-adjusted basis), adjusted net income per diluted share, adjusted EBITDA margin, gross-debt-to-adjusted-EBITDA ratio and selected financial data on a constant currency basis which are non-GAAP measures that the Company believes provide useful information to both management and investors by excluding certain expenses and financial implications of foreign currency translations, which management believes are not indicative of ISG’s core operations. These non-GAAP measures are used by ISG to evaluate the Company’s business strategies and management’s performance.

We evaluate our results of operations on both an as reported and a constant currency basis. The constant currency presentation, which is a non-GAAP financial measure, excludes the impact of year-over-year fluctuations in foreign currency exchange rates. We believe providing constant currency information provides valuable supplemental information regarding our results of operations, thereby facilitating period-to-period comparisons of our business performance and is consistent with how management evaluates the Company’s performance. We calculate constant currency percentages by converting our current and prior-periods local currency financial results using the same point in time exchange rates and then compare the adjusted current and prior period results. This calculation may differ from similarly titled measures used by others and, accordingly, the constant currency presentation is not meant to be a substitution for recorded amounts presented in conformity with GAAP, nor should such amounts be considered in isolation.

Management believes this information facilitates comparison of underlying results over time. Non-GAAP financial measures, when presented, are reconciled to the most closely applicable GAAP measure. Non-GAAP measures are provided as additional information and should not be considered in isolation or as a substitute for results prepared in accordance with GAAP. A reconciliation of the forward-looking non-GAAP estimates contained herein to the corresponding GAAP measures is not being provided, due to the unreasonable efforts required to prepare it.

About ISG

ISG (Information Services Group) (Nasdaq: III) is a leading global technology research and advisory firm. A trusted business partner to more than 900 clients, including more than 75 of the world’s top 100 enterprises, ISG is committed to helping corporations, public sector organizations, and service and technology providers achieve operational excellence and faster growth. The firm specializes in digital transformation services, including automation, cloud and data analytics; sourcing advisory; managed governance and risk services; network carrier services; strategy and operations design; change management; market intelligence and technology research and analysis. Founded in 2006, and based in Stamford, Conn., ISG employs 1,600 digital-ready professionals operating in more than 20 countries—a global team known for its innovative thinking, market influence, deep industry and technology expertise, and world-class research and analytical capabilities based on the industry’s most comprehensive marketplace data. For more information, visit www.isg-one.com.

Information Services Group, Inc.

Condensed Statement of Income and Comprehensive Income

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

Revenues	$74,609	$70,701	$153,095	$143,264
Operating expenses
Direct costs and expenses for advisors	45,847	41,370	95,016	85,325
Selling, general and administrative	22,330	20,885	43,000	40,472
Depreciation and amortization	1,569	1,298	3,166	2,587
Operating income	4,863	7,148	11,913	14,880
Interest income	97	44	181	89
Interest expense	(1,407)	(610)	(3,143)	(1,173)
Foreign currency transaction (loss) gain	156	94	(38)	118
Income before taxes	3,709	6,676	8,913	13,914
Income tax provision	1,376	1,719	3,089	4,027
Net income	$2,333	$4,957	$5,824	$9,887

Weighted average shares outstanding:
Basic	48,476	48,160	48,457	48,343
Diluted	50,317	50,742	50,302	51,034

Earnings per share:
Basic	$0.05	$0.10	$0.12	$0.20
Diluted	$0.05	$0.10	$0.12	$0.19

Information Services Group, Inc.

Reconciliation from GAAP to Non-GAAP

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

Net income	$2,333	$4,957	$5,824	$9,887
Plus:
Interest expense (net of interest income)	1,310	566	2,962	1,084
Income taxes	1,376	1,719	3,089	4,027
Depreciation and amortization	1,569	1,298	3,166	2,587
Interest accretion associated with contingent consideration	26	8	51	8
Acquisition-related costs	—	6	—	16
Severance, integration and other expense	1,076	340	1,342	450
Foreign currency transaction (loss) gain	(156)	(94)	38	(118)
Non-cash stock compensation	2,612	1,942	4,654	3,445
Adjusted EBITDA	$10,146	$10,742	$21,126	$21,386

Net income	$2,333	$4,957	$5,824	$9,887
Plus:
Non-cash stock compensation	2,612	1,942	4,654	3,445
Intangible amortization	789	527	1,583	1,055
Interest accretion associated with contingent consideration	26	8	51	8
Acquisition-related costs	—	6	—	16
Severance, integration and other expense	1,076	340	1,342	450
Write-off of deferred financing costs	—	—	379	—
Foreign currency transaction (loss) gain	(156)	(94)	38	(118)
Tax effect (1)	(1,391)	(873)	(2,575)	(1,554)
Adjusted net income	$5,289	$6,813	$11,296	$13,189

Weighted average shares outstanding:
Basic	48,476	48,160	48,457	48,343
Diluted	50,317	50,742	50,302	51,034

Adjusted earnings per share:
Basic	$0.11	$0.14	$0.23	$0.27
Diluted	$0.11	$0.13	$0.22	$0.26

(1)	Marginal tax rate of 32% reflecting U.S. federal income tax rate of 21% plus 11% attributable to U.S states and foreign jurisdictions.

Information Services Group, Inc.

Selected Financial Data

Constant Currency Comparison

			Three Months Ended			Three Months Ended
	Three Months Ended	Constant currency	June 30, 2023	Three Months Ended	Constant currency	June 30, 2022
	June 30, 2023	impact	Adjusted	June 30, 2022	impact	Adjusted
Revenue	$74,609	$(1,624)	$72,985	$70,701	$(1,737)	$68,964
Operating income	$4,863	$201	$5,064	$7,148	$205	$7,353
Adjusted EBITDA	$10,146	$112	$10,258	$10,742	$154	$10,896

	Six Months		Six Months Ended	Six Months		Six Months Ended
	Ended	Constant currency	June 30, 2023	Ended	Constant currency	June 30, 2022
	June 30, 2023	impact	Adjusted	June 30, 2022	impact	Adjusted
Revenue	$153,095	$(2,834)	$150,261	$143,264	$(4,998)	$138,266
Operating income	$11,913	$341	$12,254	$14,880	$(92)	$14,788
Adjusted EBITDA	$21,126	$231	$21,357	$21,386	$(209)	$21,177